August 2, 1995






Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                  Re:      ALPINE LACE BRANDS, INC. -
                           REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form S-8 dated the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission by Alpine Lace Brands, Inc., a Delaware corporation (the "Company"). The Registration Statement relates to an aggregate of 330,950 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"). The Shares will be issued by the Company upon (i) conversion of the Company's Series A 7.50% Cumulative Convertible Preferred Stock (the "Preferred Stock") and the (ii) exercise of warrants to purchase shares of Common Stock held by certain entities who received such warrants in connection with the Company's private placement offering of the Preferred Stock consummated on March 22, 1995.

         We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and stockholders of the Company and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
Securities and Exchange Commission
August 2, 1995
Page -2-



         Based upon the foregoing, we are of the opinion that the Shares have been duly and validly issued, and are fully paid and non-assessable.

         We consent to the reference to this firm under the caption "Legal Opinion" in the Prospectus.


                                        Very truly yours,


                                        OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP